Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Tungray Technologies Inc (the “Company”), does hereby certify, to such officer’s knowledge, that this Annual Report on Amendment No. 1 of the Form 20-F for the year ended December 31, 2024 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 14, 2025

By:	/s/ Wanjun Yao
Name:	Wanjun Yao
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Qi (Henry) Guo
Name:	Qi (Henry) Guo
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)